Exhibit (a)(8)

DWS MONEY MARKET TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of DWS Money Market Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective August 11, 2014, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 5.11 of the Declaration, the Trustees, at a meeting held on November 11, 2015, authorized the re-designation of the Institutional Class Shares of the Daily Assets Fund Institutional Series of the Trust as a separate Class of Shares of the Daily Assets Fund Institutional Series of the Trust to be known as “Capital Shares”;

WHEREAS, pursuant to Article V, Section 5.11 of the Declaration, the Trustees, at a meeting held on November 11, 2015, approved the creation of a new class of Shares of Daily Assets Fund Institutional designated “Institutional Shares”; and

WHEREAS, pursuant to Article V, Section 5.10 of the Declaration, the Trustees, at a meeting held on November 11, 2015, authorized the following Series’ name change:

•	The Series of Shares known as Daily Assets Fund Institutional is renamed “Daily Assets Fund.”

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective December 1, 2015, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1. The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

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Cash Management Fund:

Institutional Shares

Prime Shares

Cash Reserves Fund Institutional:

Institutional Class

Daily Assets Fund:

Capital Shares

Institutional Shares

Deutsche Money Market Series:

Institutional Shares

NY Tax Free Money Fund:

Investment Class

Tax-Exempt New York Money Market Fund Class

Tax Free Money Fund Investment:

Premier Shares

2. For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3. The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 11th day of November 2015.

/s/John W. Ballantine	/s/Henry P. Becton, Jr
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freema	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee
/s/Jean Gleason Stromber
Jean Gleason Stromberg, Trustee

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